SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

AMENDED CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2013 (November 12, 2012)

LOT78, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54816	26-2940624
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

65 Alfred Road

Studio 209

London W2 5EU

Tel. 00447801480109

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to our Current Report on Form 8-K originally filed on February 4, 2013 (the “Original Filing”), is being made to respond to certain comments received from the Staff of the Securities and Exchange Commission.  For convenience and ease of reference, the Company is filing this Form 8-K/A in its entirety with all applicable changes and unless otherwise stated, all information contained in this amendment is as of February 4, 2013, the filing date of the Original Filing. Except as stated herein, this Form 8-K/A does not reflect events or transactions occurring after such filing date or modify or update those disclosures in the Original Filing that may have been affected by events or transactions occurring subsequent to such filing date.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Amended Current Report (“Report”), should be considered carefully in evaluating our prospects. This Report (including without limitation the following factors that may affect operating results) contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

Forward-looking statements in this Report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed in this Report. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

As used in this Report and unless otherwise indicated, the terms “we”, “us”, “our”, and the “Company”, refer to Lot78, Inc.

ITEM 1.01            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 12, 2012, the Company, then under the name Bold Energy, Inc., entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Anio Limited, a limited liability company established under the laws of the United Kingdom, which conducts its primary line of business under the name Lot78, Inc. (“Lot78”), the shareholders of Lot78 (the “Lot78 Shareholders”), and the controlling stockholders of the Company (the “Bold Controlling Stockholders”). Pursuant to the Share Exchange Agreement, the Company acquired 11,510 (100%) shares of common stock of Lot78 from the Lot78 Shareholders (the “Lot78 Shares”) and in exchange issued 30,954,388 (54.26%) restricted shares of its common stock to the Lot78 Shareholders (the “Bold Shares”). As a result of the Share Exchange Agreement, Lot78 became a wholly-owned subsidiary of the Company and the Company now carries on the business of Lot78 as its primary business. The Share Exchange Agreement contains customary representations, warranties and conditions to closing. The closing of the Share Exchange Agreement (the “Closing”) occurred on February 4, 2013 (the “Closing Date”).

As a result of the Share Exchange Agreement:

(a) each outstanding Lot78 Share was cancelled, extinguished and converted into and became the right to receive a pro rata portion of the Bold Shares which equaled the number of Lot78 Shares held by each Lot78 Shareholder multiplied by the exchange ratio of 2,689.34731518 (the “Exchange Ratio”), rounded, if necessary, up to the nearest whole share. Based on the Exchange Ratio, as a result of the Share Exchange Agreement, the Lot78 Shareholders own a total of 30,954,388 restricted shares of common stock of the Company.

(b) Eden Clark and Patrick DeBlois irrevocably cancelled a total of 30,954,388 restricted shares of common stock of the Company.

The Bold Controlling Stockholders include: (i) Eden Clark, the former President, CEO, CFO, Treasurer, and Director of the Company; and (ii) Patrick DeBlois, the former Secretary of the Company. The Share Exchange Agreement was approved by the Board of Directors of the Company and the Company’s shareholders holding a majority of the issued and outstanding shares of the Company. Under Nevada corporation law, the consent of the Board of Directors and the holders of a majority of the voting power is effective director and shareholder approval necessary to consummate the Share Exchange Agreement. In accordance with the Securities Exchange Act of 1934, an Information Statement on Schedule 14F-1 pertaining to the Share Exchange Agreement was mailed to our shareholders on January 24, 2013. The Schedule 14F-1 provided that the Share Exchange Agreement would not become effective until at least ten (10) days following the filing of the Information Statement with the SEC and the mailing of the Information Statement to the Company’s shareholders of record. The Share Exchange Agreement subsequently closed on February 4, 2013.

The foregoing summary description of the terms of the Share Exchange Agreement may not contain all information that is of interest to the reader. For further information regarding specific terms and conditions of the Share Exchange Agreement, this reference is made to such agreement, which was filed with the SEC on February 4, 2013 as Exhibit 2.01 to the Company’s Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.01            COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information provided in Item 1.01 of this Report on Form 8-K/A related to the aforementioned Share Exchange Agreement is incorporated by reference into this Item 2.01.

As a result of the Share Exchange Agreement, (i) our principal business became the business of Lot78 and (ii) Lot78 became a wholly-owned subsidiary of the Company. As the Lot78 Shareholders obtained the majority of the outstanding shares of the Company through the acquisition, the acquisition is accounted for as a reverse merger or recapitalization of the Company. As such, Lot78 is considered the acquirer for accounting purposes.

As of the date of the Share Exchange Agreement, there were no material relationships between the Company and Lot78 or between the Company and any of Lot78’s respective affiliates, directors, or officers, or associates thereof, other than in respect of the Share Exchange Agreement.

BUSINESS

General

Anio Limited (referred to hereinafter as “Lot78”) is a limited liability company established under the laws of the United Kingdom in 2008, which conducts its primary line of business under the name Lot78, Inc. Lot78’s fiscal year end is September 30. As a result of the Share Exchange Agreement with the Company described above under Item 1.01 of this Report, Lot78 became a wholly-owned subsidiary of the Company and the Company now carries on the business of Lot78 as its primary business. Following the closing of the Share Exchange Agreement, the Company intends to change its current July 31 fiscal year end to September 30.

Lot78 designs, markets, distributes, and sells apparel under the brand name "Lot78" to fashion-conscious consumers on six continents, including North America, Europe, Asia, Australia, Africa and South America. We seek to be a trend setting leader in the design, marketing, distribution and sale of luxury street apparel. Our current collection is a full men’s and women’s contemporary ready-to-wear line which includes leather jackets, t-shirts, sweats, knitwear, accessories, jeans, chinos, home ware, and wool coats. We operate in three distinct but integrated segments: Wholesale, Consumer Direct and Core Services. Our Wholesale segment sells our products to industry-leading high-end global department stores, specialty retailers and boutiques; our Consumer Direct segment consists of e-commerce sales through our branded website located at www.lot78.com; and our Core Services segment provides product design, distribution, marketing and other overhead resources to the other segments.

Since our inception in 2008, we have developed a recognizable brand, expanded our product offerings, and initiated a growth strategy to expand both our Wholesale and Consumer Direct segment sales. A close and influential network of global contract manufacturers have greatly aided the expansion of the Lot78 collection, which started with four men’s leather jackets and developed to become a full men’s and women’s ready-to-wear fashion and apparel line. We utilize contract manufacturers located in Portugal, Bhutan, and Italy for the manufacture of our products. The majority of our production is based in the Venetian region of Italy, whose legacy befits our aesthetic heritage and focus on luxurious quality and innovative style. All garments are sourced, designed and manufactured by people with unique strengths, skills, and craftsmanship to create premium quality and reliable products that are in high demand with our targeted affluent demographics. We seek to continue to build our brand recognition that is characterized by unique style, timelessness, utility, and quality, as opposed to merely following prevailing fads or trends that do not have the same degree of potential growth or longevity over time.

Our Brand and Products

Since 2008, the Lot78 brand has developed an androgynous, contemporary image, which can aptly be described as “refined grunge”: a marriage of luxury and urbanity. We believe that the strength of the Lot78 brand name and image is derived from our emphasis on combining the brand’s London-based roots with its Italian-inspired construction. Our dedication to quality, utilization of Italian production and craftsmanship processes, and mastery of London-based urban and street-wear cultural imagery have combined to infuse our fashion and apparel collection with a unique and avant-guard take on contemporary fashion. We seek to be an innovator in premium lifestyle branding. Our fashion perspective is significantly influenced by our Founder, Mr. Oliver Amhurst, who is an influential figure in the fashion industry and has been at the forefront of style for more than a decade.

We currently offer a full collection of men’s and women’s ready-to-wear garments that we design, market, distribute and sell under the Lot78 brand. Our current men’s and women’s products include leather jackets, t-shirts, sweats, knitwear, accessories, jeans, chinos, home ware, and wool coats. Lot78 products often sell in the range of £55 to £900 (approximately $87 to $1,417 USD) per item at retail and occasionally we offer specialty items at higher prices. Our products are sold globally through upscale retailers, boutiques and specialty stores, our branded website located at www.lot78.com, and additional web retailers, such as Net-A-Porter.com. We intend to continually diversify our product offerings and designs as part of our seasonal collections. We introduce new collections twice a year during the spring/summer and fall/winter seasons.

Wholesale Segment

Our Wholesale segment sells our products to leading high-end global department stores, specialty retailers and boutiques that have the image and merchandising capability that we demand for the effective presentation of our products. Our products are stocked in Barneys, Harrod’s, Bloomingdales and Net-A-Porter, and in various specialty and boutique stores throughout the world. We have not entered into any contracts with any of these retailers. Sales are made when these retailers visit the Company each season to view our collection and place their orders with the Company. The orders are then sent to the manufacturer. Our Wholesale segment accounted for approximately 80% of our total gross sales in 2011. We have two employees who work for the Wholesale Segment.

Consumer Direct Segment

Our Consumer Direct segment sells our products from our e-commerce site, www.lot78.com. We accept and fill all customer orders received through our website internally. We plan to grow our Consumer Direct segment sales by opening four Lot78 branded retail stores by 2015 in London, New York, Los Angeles and Hong Kong. Our Consumer Direct segment accounted for approximately 20% of our gross sales in 2011. We have two employees who work for the Consumer Direct Segment.

Core Services Segment

The Core Services segment provides product design, distribution, marketing, e-commerce and other overhead resources to the Wholesale and Consumer Direct segments. We have four employees who work for the Core Services Segment.

Design and Product Development

Our design team includes three employees (two full-time and one part-time) and is led by Mr. Amhurst. Our design team is responsible for the design and development of our products. We do not currently have a formal research and development effort but our design team plans to continue to develop new merchandise styles for each seasonal collection. The development of our products from concept through manufacturing is engineered to be not only fashionable but durable as well.

Manufacturing

We outsource all of our manufacturing to third parties on an order-by-order basis. Currently, we have contract manufacturers in Italy, Portugal, and Bhutan. These contractors sew and finish Lot78 products to exacting design specifications. We believe we can meet our current production needs using these and other available contract manufacturers. Our Management oversees the manufacturing and quality control of our products by visiting the manufacturer factories or by having representatives from the manufacturers visit the Company. Our Management also researches and develops new sources of supply for the materials used in the manufacturing of our products.

Sources and Availability of Raw Materials

The fabrics used in our products are sourced from fabric manufacturers located in Italy, Portugal and Bhutan. Although we do not currently have any long-term agreements in place for the supply of our fabrics, threads or other components, such high quality fabrics are currently readily available from a number of suppliers, including mills located both in the United States and abroad.

Quality Control

Our quality control program ensures that products meet our high quality standards. A consultant to the Company, who lives in Italy, monitors the quality of the fabrics used by our contract manufacturers prior to the production of garments and inspects prototypes of each product before production commences. Final random inspections of our products occur when our products are received in our distribution center. We believe that our quality control policy is integral in maintaining the quality, consistency and reputation of our products.

Distribution

Our distribution channels are showrooms we sign up in relevant territories such as the Archetype in New York, which represents our brand in North America. We intend to expand globally through new and established distribution channels including wholesale, retail, e-commerce, concessions, and franchise and licensing agreements to further expand global brand exposure and new opportunities to increase sales revenue.

Marketing

We market our products to domestic and international wholesale customers by participating in industry trade shows around the world and by displaying our collections in various showrooms. Wholesale customers can be found in six continents and include specialty stores, major department stores, and off-price retailers. Our products are sold in the United States and in several other countries in leading, high-end premium stores, including Barneys, Harrod’s, and Bloomingdales, and in various boutique and specialty stores. We also sell our products through our branded website, www.lot78.com, and additional web retailers, such as Net-A-Porter.com.

Our marketing and public relations strategy is designed to communicate the signature design aesthetic and lifestyle of our brand. Our unique, "refined grunge" style was created by our founder Mr. Oliver Amhurst. Our marketing is done in house by Mr. Amhurst and another employee of the Company. Mr. Amhurst oversees every aspect of our marketing, which allows us to set the tone for integrity, consistency and direction of the Lot78 brand image worldwide. The Company intends to hire a full-time employee in the spring of 2013 to oversee the Company’s marketing.

Our marketing consists of a variety of channels including: national and international print advertising, strategic outdoor advertising, in-store advertising, digital advertising, guerilla marketing, involvement in the art community, social media and philanthropic acts. We are also actively involved in publications and blogs with global exposure in the world’s most reputable fashion publications, such as Vogue, Tatler and Nottingchic.com, due to our key relationships with influential writers, bloggers and fashion figures. This mix of media and channels is designed to support the brand's growth across diverse consumer groups and markets. In addition, the brand strategically cultivates and enjoys a strong and loyal celebrity following. These unpaid celebrity endorsements have been, and continue to be, highly effective in expanding our brand awareness and affinity.

Dependence on One or a Few Major Customers

We are highly dependent upon one or a few major customers. During the year ended September 30, 2012, Net-a-Porter represented 43% of our gross sales. During the year ended September 30, 2011, Net-a-Porter accounted for 30% of our gross sales.

Our Wholesale segment sells our products to various global department stores, specialty retailers and boutiques including Barneys, Harrod’s, Bloomingdales, and Net-A-Porter. In total, we now have 20 stores that make up our Wholesale business.

Our Consumer Direct segment sells our products from our branded website, www.lot78.com. Customers of our website include the general public from around the world.

Business Strategy

Over the next five years, our growth strategy will focus on the following five key areas:

•	Increase Global Wholesale Sales

We aim to expand our Wholesale segment by employing three key showrooms at global trade shows that we participate in, with the intention of further penetrating the Asian, European and American markets. The trade show circuit operates in conjunction with the global fashion weeks (Milan, Paris, London and New York). We believe that increased involvement in trade shows will enable us to further expose the Lot78 brand, explore a larger sales field and develop new relationships with retailers, which will potentially lead to increased revenues and greater brand awareness.

Furthermore, we intend to hold our first Lot78 runway show in 2014 in London, which will allow influential fashion bloggers, writers and buyers to experience the brand and its unique image in person. We believe that holding a Lot78 runway show has the potential to provide exposure of Lot78 to the press, create brand awareness to a new consumer base and stimulate a new network of wholesale opportunity.

•	Invest in Online Development and E-commerce Activity

We currently offer a globally accessible transactional website, www.lot78.com, which allows anyone with Internet access to purchase our products online. We are currently working with a website developer to make key operational advances to our website such as development of user-friendly operations and layout improvements. Further, we intend to present a greater number of products on our website and expand into further marketing techniques such as affiliate marketing and advertisement opportunities.

•	Establish Stores and Seek Franchise Partnership Opportunities

We plan to launch the first branded Lot78 retail store in 2013 in London to engage a new consumer base. We feel that the introduction of our own stores will allow for stronger brand positioning and increased exposure. We intend to open three additional branded retail stores in New York, Los Angeles and Hong Kong in 2015 to expose the brand to the impressive buying opportunity of the American and Asian markets.

We will also seek joint licensing agreements with key global partners through expansion into new categories such as fragrances, footwear and accessories, with a focus on retaining the key elements of the brand’s identity.

•	Diversify and Expand our Product Portfolio

We will continue to expand and strengthen our current product portfolio while exploring opportunities to diversify into new product categories within a ready-to-wear line. We believe that diversification engages new consumer interest and enables the brand to benefit from a proactive and developing brand image while stimulating revenue from increased buyer interest and awareness of the brand. Furthermore, we anticipate that expansion of our collection will enable wholesale activity to flourish as well as increased online sales.

•	Expand our Team

Our team currently includes five employees with varied skills and backgrounds who engage in several different roles and responsibilities. In the next five years, we aim to increase the number of direct in-house employees to nine people. Further, we intend to allocate a specific area(s) of our business strategy to a specific employee or employees and will focus on developing that employee’s skills in that area of responsibility. Such areas of responsibility will include sales, website and social media, design and production, marketing, public relations, administration, finance and product development. The expansion of our team will allow for focused development of all areas of our business.

Seasonality of Business

90% of our business works on a seasonal business. We achieve our highest sales twice a year from our Autumn/Winter collection, which we receive monies from in July and August, and our Spring/Summer collection, which we receive monies from in January and February. The remaining 10% of our sales are non-seasonal and come in weekly from our e-commerce website, which presently is a very small part of our business.

Research and Development Activities

During the past two years, approximately £100,000 ($151,080 USD) has been spent on research and development. The Company’s research and development activities focused on several different aspects of the business such as salaries to our designer and consultant in Italy, business trips to our manufacturers, attending fabric fairs, marketing, etc.

Trademarks

The “Lot78” brand is trademarked worldwide. Generally, our trademarks remain valid and enforceable so long as we continue to use the marks in commerce and the required registration renewals are filed. We consider our trademarks to be valuable assets in the marketing of our products and seek to protect them from infringement worldwide.

Government Regulation on the Business

Our business operations are subject to several international and domestic laws including labor and employment laws, laws governing advertising and promotions, privacy laws, safety regulations, import/export restrictions, consumer protection regulations that govern product standards and labeling, and several other regulations. We believe that we are currently in material compliance with all such applicable laws.

All of our products are manufactured outside of the United Kingdom. These products are imported and are subject to customs laws, which impose tariffs as well as import quota restrictions for apparel. While importation of goods from foreign countries from which we buy our products may be subject to embargo if shipments exceed quota limits, we currently are not restricted by quotas in the operation of our business. In addition, custom duties and tariffs do not comprise a material portion of the cost of our products.

Our e-commerce website and online content are subject to government regulation of the Internet in many areas, including user privacy, telecommunications, data protection, and commerce. The application of these laws and regulations to our business is often unclear and sometimes may conflict. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy, advertising, etc. apply to the Internet.  Nonetheless, laws and regulations directly applicable to Internet communications, commerce and advertising are becoming more prevalent. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted covering issues such as user privacy, content, quality of products and much more.  Further, the growth and development of the market for e-commerce may prompt calls for more stringent consumer protection laws, which may impose additional burdens on companies conducting business online.  Compliance with these regulations may involve significant costs or require changes in business practices that result in reduced revenue. Noncompliance could result in penalties being imposed on us or orders that we stop the alleged noncompliant activity.  We believe that we are currently in material compliance with all such applicable laws.

We are also subject to environmental laws and regulations, including restrictions on the use of certain materials in our products. We have not and do not expect to incur any significant expenses to comply with any regulations governing the discharge of hazardous materials or other environment protection measures.

Competition

The retail apparel industry is highly competitive. We compete with numerous designers and manufacturers of apparel and accessories, domestic and international, including Rag & Bone, Alexander Wang, and Acne Jeans. Some of our competitors may be significantly larger, have substantially greater resources and may be able to adapt to changes in consumer preferences or retail requirements more quickly, devote greater resources to the building and sustaining of their brand equity and the marketing and sale of their products, or adopt more aggressive pricing policies than we can. As a result, we may not be able to compete as effectively and may not be able to maintain or grow the demand for our brands

Our competitive strength will depend on our ability to:

• anticipate and respond to changing consumer demands in a timely manner;

• maintain and increase favorable brand recognition;

• develop and produce high quality products that appeal to consumers;

• appropriately price our products;

• maintain the high quality of our products;

• ensure product availability;

• expand our product portfolio;

• add members to our team who possess the skills, know-how and desire to help us succeed;

• maintain an active role in the fashion industry;

• effectively market our products and brand name;

• effectively present our products at retail; and

• maintain and build relationships with key industry leaders.

Although we operate in a highly competitive market, we seek to distinguish Lot78 products by emphasizing superior quality, durability and craftsmanship. We believe that we have a competitive advantage in comparison to our competitors in the quality of our fabrics and craftsmanship, the unique style of Lot78, the superiority of our fits, and our price points.

Employees

As of September 30, 2012, we employed a total of five employees. Four of these employees are full-time and one employee is part-time.

WHERE YOU CAN GET ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy our reports or other filings made with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, DC 20549.  You can obtain information on the operations of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  You can also access these reports and other filings electronically on the SEC’s web site, www.sec.gov.

Our website address is www.lot78.com. Information on our website does not constitute part of this Report or any other report we file or furnish with the SEC.

RISK FACTORS

RISKS RELATING TO OUR INDUSTRY

Our business may be negatively impacted by general economic conditions and the current global financial crisis.

Our performance is subject to worldwide economic conditions and their impact on levels of consumer spending that affect not only the consumer, but also retailers, our largest direct customers. The United States and global economies have suffered from a prolonged recession for the past several years and as a result, consumer spending has deteriorated significantly from pre-recession levels and may remain depressed, or be subject to further deterioration, for the foreseeable future. The worldwide apparel industry is heavily influenced by general economic cycles. Purchases of high-fashion apparel and accessories tend to decline in periods of recession or uncertainty regarding future economic prospects, as disposable income declines. During periods of recession or economic uncertainty, we may not be able to maintain or increase our sales to existing customers, make sales to new customers, open and operate retail stores, maintain sales levels from our online website, or maintain or increase our international operations on a profitable basis. As a result, our operating results may be adversely and materially affected by continued downward trends or uncertainty in the United States and across the globe.

Our continued operations depend on current fashion trends. If our designs and products do not continue to be fashionable, our business could be adversely affected.

Our success depends in large part on our ability to develop, market and deliver innovative and stylish products that are consistent with and build on our brand image at a pace and intensity competitive with others in the apparel industry. The innovation of our Lot78 brand is critical to our success and competitive position. The apparel industry is subject to rapidly evolving fashion trends and shifting consumer demands. If we are unable to continue to develop and offer unique products to our customers, our sales will decline and we may be faced with a significant amount of unsold finished goods inventory. We cannot be certain that high-fashion apparel will continue to be in demand. Should the trend steer away from high-fashion, our sales could decrease and our business could be adversely affected. In addition, our future designs and plans to expand our product offerings may not be successful, and any unsuccessful designs or product offerings could adversely affect our business.

Our business and the success of our products could be harmed if we are unable to maintain our brand image.

Our success to date has been due in large part to the growth of our brand image. If we are unable to timely and appropriately respond to changing consumer demand, our brand name and brand image may be impaired. Even if we react appropriately to changes in consumer preferences, consumers may consider our brand image to be outdated or associate our brand with styles that are no longer popular. In the past, many apparel companies have experienced periods of rapid growth in sales and earnings followed by periods of declining sales and losses. Our business may be similarly affected in the future.

We face intense competition, including competition from companies with significantly greater resources than ours, and if we are unable to compete effectively with these companies, our market share may decline and our business could be harmed.

We face intense competition in the apparel industry from other established companies. A number of our competitors may have significantly greater financial, technological, manufacturing, sales, marketing and distribution resources than we do. Their greater capabilities in these areas may enable them to better withstand periodic downturns in the apparel industry, compete more effectively on the basis of price and production, and more quickly develop new products. In addition, there are low barriers of entry into this industry and new companies may enter the markets in which we compete, further increasing competition in the industry. We believe that our ability to compete successfully depends on a number of factors, including the style, quality and price of our products and the strength of our brand name, as well as many factors beyond our control. We may not be able to compete successfully in the future, and increased competition may result in price reductions, reduced profit margins, loss of market share and an inability to generate cash flows that are sufficient to maintain or expand our development and marketing of new products, which would adversely impact the trading price of our common stock.

The worldwide apparel industry is subject to ongoing pricing pressures.

The high fashion apparel industry is subject to significant pricing pressures caused by many factors, including intense competition, consolidation in the retail industry, pressure from retailers to reduce the costs of products and changes in consumer spending patterns. These factors may cause us to reduce our sales prices for sales of products to retailers and directly to consumers which could cause our gross margins to decline. If our sale prices decline and we are unable to offset such price reductions with comparable reductions in our operating costs, our future operating results could be adversely affected.

Our ability to conduct business in international markets may be affected by legal, regulatory, political and economic risks.

As we continue to increase our international operations, we face the possibility of greater losses from a number of risks inherent in doing business in international markets and from a number of legal, regulatory, political and economic factors, many of which are beyond our control. These factors include, among other things:

•	political instability or acts of terrorism, which disrupt trade with the countries in which our manufacturers, suppliers or customers are located;
•	difficulties in managing our foreign operations;
•	local business practices that do not conform to legal or ethical guidelines;
•	adoption of additional or revised quotas, restrictions or regulations relating to imports or exports;
•	additional or increased customs duties, tariffs, taxes and other charges on imports;
•	significant fluctuations in the value of the Great Britain pound against foreign currencies;
•	increased difficulty in protecting our intellectual property rights in foreign jurisdictions;
•	social, legal or economic instability in the foreign markets in which we do business, which could influence our ability to sell our products in these international markets;
•	restrictions on the transfer of funds between the United Kingdom and foreign jurisdictions; and
•	our ability to locate and continue to open desirable retail locations.

Increases in the price of raw materials or their reduced availability could increase our cost of goods and decrease our profitability.

The principal fabrics used in our business are cotton, blends, synthetics and wools. The prices we pay our manufacturers, who source our suppliers, are dependent in part on the market price for raw materials—primarily cotton—used to produce them. The price and availability of cotton may fluctuate substantially, depending on a variety of factors, including demand, crop yields, weather, supply conditions, transportation costs, work stoppages, government regulations, economic climates and other unpredictable factors. Cotton prices worldwide have increased significantly in the past year, and the outlook for future prices is uncertain. Increases in raw material costs, together with other factors, could result in a decrease of our profitability unless we are able to pass higher prices on to our customers.

RISKS RELATED TO OUR BUSINESS

We may be unable to sustain our past growth or manage our future growth, which may have a material adverse effect on our future operating results.

We have experienced significant growth since our inception which we may be unable to maintain. We anticipate that our future growth rate will depend upon various factors, including the strength of our brand image, the market success of our current and future products, the success of our growth strategies, competitive conditions and our ability to manage our future growth. Future growth may place a significant strain on our management and operations. As we continue to grow in our operations, our operational, administrative, financial and legal procedures and controls will need to be expanded. As a result, we may need to train and manage an increasing number of employees, which could distract our management team from our business. Our future success will depend substantially on the ability of our management team to manage our anticipated growth. If we are unable to anticipate or manage our growth effectively, our future operating results could be adversely affected.

Our business is subject to risks associated with manufacturing overseas.

All of our products are manufactured overseas. Our ability to import products in a timely and cost-effective manner may be affected by conditions at ports or issues that otherwise affect transportation, such as port and shipping capacity, labor disputes and work stoppages, political unrest, severe weather, or security concerns. These issues could delay importation of products or require us to locate alternative ports to avoid disruption to our customers. These alternatives may not be available on short notice, if at all, or could result in higher transit costs, which could have an adverse impact on our business and financial condition.

Further, our imported products are subject to customs laws, which impose tariffs, as well as import quota restrictions on apparel. While importation of goods from foreign countries from which we buy our products may be subject to embargoes if shipments exceed quota limits, we currently are not restricted by quotas in the operation of our business. However, we have no guarantee that regulations on imported goods will not materially change or that our business will not be adversely affected by duties, tariffs or embargoes in the future.

We depend on a few major customers for our product revenue, accordingly, the loss of one or more of them could cause a significant decrease in our revenue.

To date, a significant portion of our revenue has resulted from sales to a limited number of customers. During the year ended September 30, 2012, sales to Net-a-Porter represented 43% of our gross sales. During the year ended September 30, 2011, sales to Net-a-Porter accounted for 30% of our gross sales. In the near future, we expect to continue to depend upon a limited number of customers for a substantial portion of our revenue.  The loss of a major customer or the reduction, delay or cancellation of orders from one or more of our major customers could cause our revenue to decline and our losses to increase.  Further, because we currently depend on a limited number of customers, our revenue from quarter to quarter or year to year may be volatile.  Adverse changes in our revenue or operating results as a result of changes in the number of or volume of sales to major customers could substantially reduce the trading price of our common stock.

Our business could be harmed if we fail to maintain proper inventory levels.

We place orders with our manufacturers for some of our products prior to the time we receive all of our customers' orders. We do this to minimize purchasing costs, the time necessary to fill customer orders and the risk of non-delivery. We also maintain an inventory of certain products that we anticipate will be in greater demand. However, we may be unable to sell the products we have ordered in advance from manufacturers or that we have in our inventory. Inventory levels in excess of customer demand may result in inventory write-downs, and the sale of excess inventory at discounted prices could significantly impair our brand image and have a material adverse effect on our operating results and financial condition. Conversely, if we underestimate consumer demand for our products or if our manufacturers fail to supply the quality products that we require at the time we need them, we may experience inventory shortages. Inventory shortages might delay product shipments, negatively impact key relationships with our customers, and diminish brand loyalty.

We may be unsuccessful in implementing our planned international expansion, which could impair the value of our brand, harm our business and negatively affect our results of operations.

Our growth strategy is dependent in part on our ability to open and operate branded retail stores. By 2015, we plan to open approximately four branded retail stores in various international markets. As we expand, we may incur significant costs relating to starting up, maintaining and expanding foreign operations. Costs may include, but are not limited to, obtaining prime locations for stores, setting up foreign offices and hiring personnel. We may be unable to open and operate stores successfully and our growth may be limited, unless we are able to:

• identify desirable markets and sites for store locations;

• negotiate acceptable lease terms;

• efficiently build and equip stores;

• hire, train and retain competent store personnel;

• manage inventory effectively to meet the needs of the stores on a timely basis;

• successfully integrate stores into our existing operations;

• manage foreign currency risk effectively;

• satisfy the fashion preferences of customers in new geographic areas; and

• achieve acceptable operating margins from the stores.

We cannot be sure that we can successfully open stores or that our stores will be profitable. Additionally, our expansion may place increased demands on our operational, managerial and administrative resources and these increased demands may cause the Company to operate its business less efficiently.

We rely on contract manufacturing of our products. Our inability to secure production sources meeting our quality, cost, working conditions and other requirements, or failures by our contractors to perform, could harm our sales and reputation.

We source our products from international manufacturers. As a result, we must locate and secure production that meets our demands. We depend on our manufacturers to maintain adequate financial resources and maintain sufficient development and manufacturing capacity. We do not have material long-term contracts with any of our manufacturers, and these manufacturers generally may unilaterally terminate their relationship with us at any time. Our dependence on contract manufacturers could subject us to a number of risks if these manufacturers do not meet our quality, cost, working conditions and other requirements or if they fail to materially perform, any of which could seriously harm our sales and reputation. Further, if we need to place greater demands on our current manufacturers due to increased customer demands, or seek additional or replacement manufacturers, we may be unable to do so on terms that are acceptable to us, if at all.

We rely on third-party suppliers who provide fabrics to our manufacturers to create our products. We have limited control over them and may not be able to obtain quality products on a timely basis or in sufficient quantity.

We do not manufacture our products or the raw materials used to create our products and instead rely on third-party suppliers to supply the materials to our manufacturers. We have no long-term contracts with these suppliers, and we compete with other companies for fabrics, raw materials, production and import quota capacity. We may experience a significant disruption in the supply of fabrics or raw materials from current sources or, in the event of a disruption, we may be unable to locate alternative materials suppliers of comparable quality at an acceptable price, or at all. In addition, if we experience significant increased demand, or if we need to replace an existing supplier, we may be unable to locate additional supplies of fabrics or raw materials on terms that are acceptable to us, or at all, or we may be unable to locate any supplier with sufficient capacity to meet our requirements or to fill our orders in a timely manner. Identifying a suitable supplier is an involved process that requires us to become satisfied with their quality control, responsiveness and service, financial stability and labor and other ethical practices. Even if we are able to expand existing fabric sources, we may encounter delays in production and added costs as a result of the time it takes to train suppliers in our methods, products and quality control standards. Delays related to supplier changes could also arise due to an increase in shipping times if new suppliers are located farther away from our markets or from other participants in our supply chain. Any delays, interruption or increased costs in the supply of fabrics for our products could have an adverse effect on our ability to meet customer demand for our products and result in lower net revenue and income from operations both in the short and long term.

Violation of labor laws and practices by our manufacturers and suppliers could harm our business.

We require our manufacturers and suppliers to operate in compliance with applicable laws and regulations. While the Company promotes ethical business practices, we do not control our manufacturers or suppliers or their labor practices. The violation of labor or other laws by any of our manufacturers or suppliers, or divergence of their labor practices from those generally accepted as ethical in the local markets, could interrupt or otherwise disrupt the shipment of our products, harm the value of our trademarks, damage our reputation or expose us to potential liability for their wrongdoings.

A significant disruption at our distribution center could have a material adverse impact on our business and operating results.

We primarily rely on a single distribution center to receive, store and distribute merchandise to all of our wholesale customers. Any significant interruption in the operation of our distribution center due to natural disasters, accidents, system failures or other unforeseen causes could have a material adverse effect on our business and operating results.

A privacy breach could damage our reputation and our relationship with our customers, expose the Company to litigation risk and adversely affect our business.

As part of our normal course of business, we collect, process and retain sensitive and confidential customer information. Despite security measures we have in place, our facilities and systems may be vulnerable to security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming and/or human errors, or other similar events. Any security breach involving the misappropriation, loss or other unauthorized disclosure of confidential information could severely damage our reputation and our relationships with our customers, expose the Company to risks of litigation and liability and adversely affect our business.

Our quarterly sales and operating results fluctuate as a result of a variety of factors, including seasonal fluctuations in demand for high-end apparel, which may result in volatility of our stock price.

Our quarterly sales and operating results have varied significantly in the past and can be expected to fluctuate in the future due to a number of factors, many of which are beyond our control. For example, sales of our products have historically been somewhat seasonal in nature. As a result of these specific and other general factors, our operating results will likely vary from quarter to quarter and the results for any particular quarter may not be necessarily indicative of results for the full year. Any shortfall in sales or net income from levels expected by securities analysts and investors could cause a decrease in the trading price of our common stock.

We may need to raise additional capital in the future. If we are unable to secure adequate funds on terms acceptable to us, we may be unable to execute our growth strategies.

We believe that our current cash, cash equivalents and marketable securities are sufficient to meet our anticipated cash requirements. If we encounter unforeseen adverse business developments, we may exhaust our capital resources prior to this time. We cannot be certain that additional capital will be available when needed or that our actual cash requirements will not be greater than anticipated. Financing opportunities may not be available to us, or if available, may not be available on favorable terms. The availability of financing opportunities will depend on various factors, such as market conditions and our financial condition and outlook. In addition, if we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, and these newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders. If we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations.  If we are unable to obtain financing on terms favorable to us, we may be unable to execute our growth strategies.

We have a “going concern” opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

Our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. We have suffered recurring losses from its operations and has a significant net capital deficiency. The “going concern” opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to execute our growth strategies.  As a result we may have to liquidate our business and investors may lose their investments. Investors should consider our independent registered public accountant’s comments when deciding whether to invest in the Company.

The loss of our Chief Executive Officer or other key personnel would have an adverse impact on our future development and could impair our ability to succeed.

Our performance is substantially dependent upon the expertise of our Founder and Chief Executive Officer, Oliver Amhurst, and other key personnel. In addition to his executive officer functions, Mr. Amhurst heads our design team, marketing, and several other aspects of our business operations and his leadership has been instrumental to our growth. The death or disability of Mr. Amhurst, temporary or permanent loss of his services, or any negative market or industry perception with respect to him, could have a material adverse effect on our business. Our other employees have also made significant contributions to our growth and success. The unexpected loss of services of one or more of these individuals could also have a material adverse effect on us. We do not maintain "key man" insurance with respect to Mr. Amhurst or any of our other key personnel, and any of them may leave us at any time, which could severely disrupt our business and future operating results.

Our sole officer and director may not be subject to suit in the United States, which may prevent investors in our Company from obtaining or enforcing judgments against him under United States Securities Laws.

Our sole officer and director, Mr. Oliver Amhurst, is a resident of Great Britain. As a result, it may be difficult or impossible for our investors to effect service of process within the United States upon him, to bring suit against him in the United States or to enforce in the United States courts any judgment obtained there against him predicated upon any civil liability provisions of the United States federal securities laws. Investors should not assume that British courts will either enforce judgments of United States courts obtained in actions against Mr. Amhurst predicated upon the civil liability provisions of the United States federal securities laws or the securities or "blue sky" laws of any state within the United States or enforce, in original actions, liabilities against him upon the United States federal securities laws or any such state securities or “blue sky” laws.

Our sole officer and director beneficially owns a large percentage of our common stock and may be able to exert significant influence and control over us and may make decisions that do not always coincide with the interests of other stockholders.

As of the date of this Report, our sole executive officer and director, Mr. Oliver Amhurst, beneficially owns approximately 31.691 percent of our common stock and is our largest stockholder. As a result, Mr. Amhurst is in a position to exert significant control over us and has the ability to substantially influence all matters submitted to our stockholders for approval, including the election and removal of directors, any merger, consolidation or sale of all or substantially all of our assets, an increase in the number of shares authorized for issuance under stock option plans, and to control our management and affairs. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our business, even if such a transaction would be beneficial to other stockholders.

Our Articles of Incorporation exculpates our officers and directors from certain liability to our Company or our stockholders.

Our Articles of Incorporation contain a provision limiting the liability of our officers and directors for their acts or failures to act, except for acts involving intentional misconduct, fraud or a knowing violation of law. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to our Company.

Our success depends on the continued protection of our trademarks.

Our trademarks are important to our success and competitive position, and the loss of or inability to enforce our trademarks could harm our business. We have devoted and will continue to devote substantial resources to the establishment and protection of our trademarks on a worldwide basis. Despite any precautions we may take to protect our trademarks, policing unauthorized use of them is difficult, expensive and time-consuming, and we may be unable to adequately protect our trademarks or determine the extent of any unauthorized use, particularly in those foreign countries where the laws do not protect proprietary rights as fully as in the United States or United Kingdom. Our efforts to establish and protect our trademarks may not be adequate to prevent imitation or counterfeiting of our products by others or to prevent others from seeking to block sales of our products for violating their trademarks. Unauthorized copying of our products or unauthorized use of our trademarks may decrease sales of our products and cause significant damage to our brand name and our ability to effectively represent ourselves to our customers. Also, we cannot assure you that others will not assert rights in, or ownership of, our trademarks, that our trademarks would be upheld if challenged or that we would, in that event, not be prevented from using our trademarks, any of which could have a material adverse effect on our financial condition and results of operations. Further, we could incur substantial costs in legal actions relating to our use of our trademarks or the use of our trademarks by others. Even if we are successful in these actions, the costs we incur could have a material adverse effect on us.

RISKS ASSOCIATED WITH OUR COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

•	competition;
•	additions or departures of key personnel;
•	the Company’s ability to execute its growth strategies;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	industry developments;
•	economic and other external factors; and
•	period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company and which may dilute our share value.

Our Articles of Incorporation and amendments thereto authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

The Company’s common stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s common stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following summarizes the factors affecting the operating results and financial condition of Lot78.  This discussion should be read together with the financial statements of Lot78 and the notes to financial statements included elsewhere in this Report or incorporated herein by reference. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed under “Risk Factors” and elsewhere in this Report. We encourage you to review our “Cautionary Note Regarding Forward-Looking Statements” at the front of this Report, and our “Risk Factors” set forth above. The financial statements of Lot78 filed herewith as Exhibit 99.01 are presented in UK pounds sterling, however, the following discussion and analysis is presented in US dollars.

Working Capital

	September 30, 2012 $	September 30, 2011 $
Current Assets	222,164	186,399
Current Liabilities	1,314,956	769,449
Working Capital (Deficit)	(1,093,792)	(583,050)

Cash Flows

	September 30, 2012 $	September 30, 2011 $
Cash Flows from (used in) Operating Activities	366,179	(65,643)
Cash Flows from (used in) Investing Activities	(1,206)	(1,895)
Cash Flows from (used in) Financing Activities	(365,298)	37,079
Effect of foreign currency on cash and cash equivalents	3	483
Net Increase (decrease) in Cash During Period	(322)	(29,976)

Results of Operations

We generated revenues from the sale of our products for the period ended September 30, 2012 of $560,368, as compared to revenue for the period ended September 30, 2011 of $703,276. The decrease in revenues can be attributed to a decrease in the number of wholesale customers and wholesale orders.

We incurred operating expenses of $329,163 and $385,939, respectively, for the periods ended September 30, 2012 and September 30, 2011. The decrease in operating expenses can be attributed to decreased office, rent, and salaries expenses during the year.

Our comprehensive net loss for the period ended September 30, 2012, was $166,222 compared to $266,584 for the period ended September 30, 2011. We intend to fund additional expenditures through equity and/or debt financing. There can be no assurance that financing will be available to the Company on acceptable terms, if at all.

Liquidity and Capital Resources

At September 30, 2012, we had $nil in cash in the bank as compared to $322 as at September 30, 2011. Our accounts payable at September 30, 2012 was $236,249 as compared to $108,291 as at September 30, 2011. Our stockholders' deficit was $1,255,337 at September 30, 2012, as compared to $1,089,115 at September 30, 2011.

At September 30, 2012, we had total liabilities of $1,504,856 compared with total liabilities of $1,315,522 at September 30, 2011.

During the years ended September 30, 2012 and 2011, there were no material impacts caused by exchange rate fluctuations on our international sales or sourcing arrangements.

We do not anticipate any material commitments for capital expenditures in the near term. While we continue to work towards 100% capacity, we feel that current cash on hand is insufficient to satisfy our cash requirements. If we are unable to continue to develop and implement a profitable business plan, we will be required to seek additional avenues to obtain the funds necessary to sustain operations, including equity and/or debt financing. There can be no assurance that financing will be available to the Company on acceptable terms, if at all.

Cash Flows

During the period ended September 30, 2012, the Company received $366,179 of cash from operating activities compared to the use of $65,643 of cash for operating activities during the period ended September 30, 2011.

During the period ended September 30, 2012, the Company used $1,206 of cash for investing activities compared to the use of $1,895 of cash for investing activities during the period ended September 30, 2011.

During the period ended September 30, 2012, the Company used $365,298 of cash for financing activities compared to the use of $37,079 of cash for financing activities during the period ended September 30, 2011.

Going Concern

Our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing as we have suffered recurring losses from operations and have a significant net capital deficiency. We are dependent upon obtaining financing to pursue any extensive activities.

Future Financings

We will rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the notes to our financial statements included in this Report or incorporated herein by reference. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Selected Financial Data

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Quantitative and Qualitative Disclosures About Market Risk

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

PROPERTIES

Our executive offices are located at 65 Alfred Road, Studio 209, London W2 5EU. We currently rent this space for approximately $500 USD a month.  Currently, this space is sufficient to meet our needs. We do not foresee any significant difficulties in obtaining any required additional space if needed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the date of this Report by: (i) each of our directors; (ii) each of our executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our issued and outstanding shares of common stock.  Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

As of the date of this Report, there are 57,053,138 common shares issued and outstanding, 0 shares issuable upon the exercise of stock purchase options within 60 days, and 0 shares issuable upon the exercise of stock purchase warrants within 60 days.

Name and Address of Beneficial Owner	Title of Class	Amount &Nature of Beneficial Ownership (1)	Percent of Class (%)(2)
Oliver Amhurst (3) 65 Alfred Road Studio 209 London W2 5EU	Common	18,080,482	31.691%
All Officers and Directors as a Group (1)	Common	18,080,482	31.691%
David Hardcastle Flat 2-6, Leamington Road Villas Notting Hill, London, W11 1HS	Common	9,964,032	17.464%

(1) The number and percentage of shares beneficially owned is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown that are beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2) Based on 57,053,138 common shares issued and outstanding, 0 shares issuable upon the exercise of stock purchase options within 60 days, and 0 shares issuable upon the exercise of stock purchase warrants within 60 days, as of the date of this Report.

(3) Oliver Amhurst is the current President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company. His beneficial ownership includes 18,080,482 common shares.

Changes in Control

There are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of Executive Officers and Directors of the Company

Our current executive officers and directors are as follows:

Name and Age	Position(s) Held	Tenure
Oliver Amhurst, 40	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director	February 4, 2013 to present

Background and Business Experience

The background and business experience of our executive officers and directors are as follows:

OLIVER AMHURST. Mr. Amhurst has been in the fashion business for over 15 years and has spent the past six years building the Lot78 brand into a full ready-to-wear collection. Mr. Amhurst has been a full-time employee of Lot78 for the past five years. Mr. Amhurst started his career in the stock room at the Emporio Armani store in London, but rose through ranks of the company to end up running the wholesale division of all Armani products in the UK, where he was responsible for over $70 million worth of revenue. He has extensive contacts with some of the world’s leading buyers in the fashion industry, who have all supported him throughout the growth of the Lot78 brand. Mr. Amhurst has not been a director for any other company during the past five years.

Term of Office

Each director of the Company serves for a term of one year and until his successor is elected and qualified at the next Annual Shareholders’ Meeting, or until his death, resignation or removal. Each officer of the Company serves for a term of one year and until his successor is elected and qualified at a meeting of the Board of Directors.

Significant Employees

As of the date of this Report, the Company has a total of five employees. Four of these employees are full-time and one employee is part-time.

Family Relationships

There are no family relationships among the Company’s officers, directors or persons nominated for such positions.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1)	A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)	Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

                                             i.            Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                                            ii.            Engaging in any type of business practice; or

                                          iii.            Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)	Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

                                             i.            Any Federal or State securities or commodities law or regulation; or

                                            ii.            Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

                                           iii.            Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of change in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(e) during the year ended July 31, 2012, Forms 5 and any amendments thereto furnished to us with respect to the year ended July 31, 2012, and the representations made by the reporting persons to us, we believe that during the year ended July 31, 2012, our executive officers and directors and all persons who own more than ten percent of a registered class of our equity securities complied with all Section 16(a) filing requirements.

Code of Ethics

The Company has adopted an informal Code of Ethics that applies to our officers and directors, which we feel is sufficient at this time.

Committees of the Board of Directors

The Company does not presently have a separately designated standing audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. The functions of those committees are undertaken by our Board of Directors. Because we have only one director, we believe that the creation of these committees, at this time, would be cumbersome and constitute more form over substance.

Audit Committee

The Company has not established a separately designated standing audit committee. However, the Company intends to establish a new audit committee of the Board of Directors that shall consist of independent directors.  The audit committee’s duties will be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles.  The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls.  The audit committee shall at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

EXECUTIVE COMPENSATION

The Company

Compensation of Executive Officers

The following table sets forth the compensation paid to the Company’s executive officers during the years ended July 31, 2012 and 2011.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Nonqualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Eden Clark (1) Former President, CEO, CFO, Treasurer and Director	2012	0	0	1,950,000	0	0	0	6,000	1,956,000
	2011	0	0	15,000	0	0	0	6,000	21,000
Patrick DeBlois (2) Former Secretary	2012	0	0	1,950,000	0	0	0	0	1,950,000
	2011	0	0	0	0	0	0	0	0

(1)	Ms. Eden Clark, the former President, CEO, CFO, Treasurer and Director of the Company was paid $500 per month for her time devoted to the Company. Additionally, during the year ended July 31, 2011, the Company issued 48,388 shares to Ms. Eden Clark at $0.13 per share. During the year ended July 31, 2012, the Company issued 15,000,000 shares to Ms. Eden Clark at $0.31 per share.
(2)	During the year ended July 31, 2012, the Company issued 15,000,000 shares to Patrick DeBlois, the Company’s former Secretary, at $0.13 per share

Narrative Disclosure to Summary Compensation Table

There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to our executive officers as of July 31, 2012.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

The directors of the Company receive no extra compensation for their services on our Board of Directors.

Lot78

Compensation of Executive Officers

The following table sets forth the compensation paid to Lot78’s executive officers during the years ended September 30, 2012 and 2011.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compens-ation ($)	Total ($)
Oliver Amhurst President, CEO, CFO, Secretary, Treasurer and Director	2012	18,168	0	0	0	0	0	0	18,168
	2011	9,177	0	0	0	0	0	0	9,177

Narrative Disclosure to Summary Compensation Table

There are no employment contracts, compensatory plans or arrangements, including payments to be received from Lot78 with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with Lot78, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of Lot78.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to Lot78’s executive officers as of September 30, 2012.

Long-Term Incentive Plans

There are no arrangements or plans in which Lot78 provides pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

Lot78 does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

The directors of Lot78 receive no extra compensation for their services on the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

The Company

As of July 31, 2012, the Company received advances from a Director in the amount of $67,037, to pay for general operating expenses. The amounts due to the related party are unsecured and non-interest bearing with no set terms of repayment. As a result of the Share Exchange Agreement with the Company described above under Item 1.01 of this Report, the amounts owed to the Director were forgiven.

Lot78

As of September 30, 2012, included within accrued expenses and other payables of Lot78 is: (a) an amount of £44,735 (September 30, 2011: £62,055) due to Oliver Amhurst for loans made to the Company for the purposes of purchasing inventory and funding working capital requirements. During the year, Oliver Amhurst received remuneration amounting to £11,525 (September 30, 2011: £5,714).

As of September 30, 2012, included within accrued expenses and other payables is £288,000 (September 30, 2011: £187,000) and included within long-term debt is £117,840 (September 30, 2011: £269,840) owed to David Hardcastle, a shareholder. These loans are interest free.

Other than the foregoing, none of the directors or executive officers of the Company or Lot78, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s or Lot78’s outstanding shares of its common stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company or Lot78.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

•	Disclosing such transactions in reports where required;
•	Disclosing in any and all filings with the SEC, where required;
•	Obtaining disinterested directors consent; and
•	Obtaining shareholder consent where required.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). The OTCBB on which shares of the Company’s Common Stock are quoted does not have any director independence requirements. The NASDAQ definition of “Independent Director” means a person other than an Executive Officer or employee or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

According to the NASDAQ definition, Oliver Amhurst is not an independent director of the Company or Lot78 because he is also an executive officer of the Company and Lot78.

Review, Approval or Ratification of Transactions with Related Persons

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against the Company or Lot78, nor is the Company or Lot78 involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which directors, officers or any affiliates, or any registered or beneficial shareholders, of the Company or Lot78 is an adverse party or has a material interest adverse to the interests of the Company or Lot78.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market For Common Equity

There is a limited public market for our common stock. Our common stock has been quoted on the OTC Bulletin Board since October 11, 2012 trading under the symbol “BOLD.OB.” On February 6, 2013, our symbol was changed to “LOTE.OB” to reflect our Company’s name change. Trading in stocks quoted on the OTC Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated to a company’s operations or business prospects. We cannot assure you that there will be a market in the future for our common stock.

OTC Bulletin Board securities are not listed or traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

The following table sets forth the high and low prices quoted on the Over the Counter Bulletin Board for the last two fiscal years based on our fiscal year end July 31, without retail mark-up, mark-down or commission and may not be reflective of actual transactions:

Fiscal Year Ended July 31, 2012
Quarter Ended	High $	Low $
July 31, 2012	.15	.13
April 30, 2012	.55	.13
January 31, 2012	.61	.52
October 31, 2011	.55	.31

Fiscal Year Ended July 31, 2011
Quarter Ended	High $	Low $
July 31, 2011	30.00	0.31
April 30, 2011	30.00	1.20
January 31, 2011	1.95	1.95
October 31, 2010	1.95	1.95

Dividends

No cash dividends were paid on our shares of common stock during the fiscal years ended July 31, 2012 and 2011. We have not paid any cash dividends since our inception and do not foresee declaring any cash dividends on our common stock in the foreseeable future. On March 24, 2010, we effectuated a 150-for-1 forward stock split and on March 31, 2011, we effectuated a 1-for-25 reverse stock split.

Record Holders

As of the date of this Report, an aggregate of 57,053,138 common shares were issued and outstanding and were owned by approximately 172 holders of record, based on information provided by our transfer agent.

Recent Sales of Unregistered Securities

None.

Re-Purchase of Equity Securities

None.

Securities Authorized for Issuance under Equity Compensation Plan

None.

RECENT SALES OF UNREGISTERED SECURITIES

None.

DESCRIPTION OF THE REGISTRANT’S SECURITIES

Common Stock

Our Articles of Incorporation authorize us to issue 75,000,000 shares of common stock, par value $0.001. As of the date of this Report, 57,053,138 shares of our common stock were issued and outstanding and we have zero shares of our common stock reserved for options, warrants and other commitments.

Preferred Stock

There are no authorized shares of preferred stock.

Voting Rights

Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, all rights to vote and all voting power shall be vested in the holders of common stock.  Each share of common stock shall entitle the holder thereof to one vote.

No Cumulative Voting

Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, cumulative voting by any shareholder is expressly denied.

Conversion, Preemption, Preferential Rights, Redemption, Sinking Fund Provisions

No shareholder of the Company shall have, by reason of its holding shares of any class or series of stock of the Company, any conversion, preemptive or preferential rights to purchase or subscribe for any other shares of any class or series of the Company now or hereafter authorized, and any other equity securities, or any notes, debentures, warrants, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter authorized whether or not the issuance of any such shares, or such notes, debentures, or bonds or other securities, would adversely affect the dividend or voting rights of such shareholder.  There are no redemption or sinking fund provisions applicable to the common stock.

Dividends

The holders of common stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefore, dividends payable in cash, stock or otherwise.

Rights upon Liquidation, Dissolution or Winding-Up of the Company

Upon any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, the remaining net assets of the Company shall be distributed pro rata to the holders of the common stock.

We refer you to our Articles of Incorporation, any amendments thereto, Bylaws, and the applicable provisions of the Nevada Revised Statutes for a more complete description of the rights and liabilities of holders of our securities.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification Provisions of Company’s Articles of Incorporation

The Company’s Articles of Incorporation provide as follows:

PARAGRAPH EIGHT

ELIMINATING PERSONAL LIABILITY

Officers and directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of the NRS 78.300.

Nevada Law on Indemnification

Section 78.7502 of the Nevada Revised Statutes provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation), whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if such person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

Further, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Company’s securities, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The information provided below in Item 9.01 of this Report on Form 8-K/A is herein incorporated by reference.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On November 19, 2012, De Joya, Griffith & Company LLC (“De Joya Griffith”) was dismissed as the registered independent public accountant for the Company and MaloneBailey LLP (“MaloneBailey”) accepted the appointment as the registered independent public accountant for the Company. The decisions to appoint MaloneBailey and dismiss De Joya Griffith were approved by the Board of Directors of the Company on November 9, 2012.

Other than the disclosure of uncertainty regarding the ability for us to continue as a going concern which was included in our accountant’s report on the financial statements for the years ended July 31, 2011 and 2010, De Joya Griffith reports on the financial statements of the Company for the years ended July 31, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. For the two most recent fiscal years and any subsequent interim period through De Joya Griffith’s termination on November 19, 2012, De Joya Griffith disclosed the uncertainty regarding the ability of the Company to continue as a going concern in its accountant’s report on the financial statements.

In connection with the audit and review of the financial statements of the Company through November 19, 2012, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with De Joya Griffith’s opinion to the subject matter of the disagreement.

In connection with the audited financial statements of the Company for the years ended July 31, 2011 and 2010, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

Prior to November 19, 2012, the Company did not consult with MaloneBailey regarding (1) the application of accounting principles to specified transactions, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issues, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided a copy of the foregoing disclosures to De Joya Griffith prior to the date of filing a Current Report with the Commission on Form 8-K on November 19, 2012 (the “Current Report”) and requested that De Joya Griffith furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agreed with the statements in the Current Report. A copy of the letter furnished in response to that request was filed as Exhibit 16.1 to the Current Report.

Following the Share Exchange Agreement, Lot78’s prior auditor, Lubbock Fine, shall continue to assist the Company in the preparation and compilation of the Company’s internal book and records. However, the Company’s independent outside auditor shall remain MaloneBailey, LLP.

FINANCIAL STATEMENTS AND EXHIBITS

The information provided below in Item 9.01 of this Report on Form 8-K/A is herein incorporated by reference.

Item 3.02           Unregistered SALES of Equity Securities.

The information provided in Item 1.01 of this Report on Form 8-K/A related to the aforementioned Share Exchange Agreement is incorporated by reference into this Item 3.02.

On February 4, 2013, prior to the Closing Date of the Share Exchange Agreement referred to in Item 1.01 above, and as a condition to the Closing of the Share Exchange Agreement, the Company issued 30,954,388 restricted shares of the Company’s common stock to the Lot78 Shareholders. The shares issued to the Lot78 Shareholders were issued pursuant to Rule 903 of Regulation S, as more specifically set forth below, on the basis that the investor was not a “U.S. person” as defined in Regulation S and was not acquiring the shares for the account or benefit of a U.S. person.   The shares contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the securities.

Exemption From Registration. The shares of common stock referenced herein were issued in reliance upon the following exemption:

The shares of common stock referenced herein were issued pursuant to and in accordance with Rule 903 of Regulation S of the Act on the basis that: (i) the offer of the shares was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S; (ii) we did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the offer of the shares; (iii) each Investor represented to us that the Investor was not a "U.S. person", as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person; and (iv) each Investor acknowledged that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. Each Investor agreed: (i) to resell the securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All certificates representing the shares were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

ITEM 5.01            CHANGES IN CONTROL OF REGISTRANT

The information provided in Item 1.01 of this Report on Form 8-K/A related to the aforementioned Share Exchange Agreement is incorporated by reference into this Item 5.01.

As a result of the Share Exchange Agreement, the Lot78 Shareholders own a total of 30,954,388 restricted shares of the Company, which represents 54.26% of our issued and outstanding shares of common stock. The Share Exchange Agreement is being accounted for as a "reverse acquisition," as the Lot78 Shareholders own a majority of the outstanding shares of the Company's capital stock immediately following the Closing of the Share Exchange Agreement. Accordingly, Lot78 is deemed to be the acquirer in the reverse acquisition. After the Closing of the Share Exchange Agreement, the Board of Directors and management of the Company are comprised of Lot78’s management team and the operations of Lot78 are the continuing operations of the Company.

ITEM 5.02            DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN DIRECTORS

On February 4, 2013, prior to the Closing Date of the Share Exchange Agreement referred to in Item 1.01 above and as a condition to the Closing, Eden Clark resigned as the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and sole member of the Board of Directors of the Company.

On February 4, 2013, prior to the Closing Date of the Share Exchange Agreement and as a condition to the Closing, the appointment of Oliver Amhurst as the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and sole member of the Board of Directors of the Company became effective.

The biography for Mr. Amhurst is set forth below:

OLIVER AMHURST. Mr. Amhurst has been in the fashion business for over 15 years and has spent the past six years building the Lot78 brand into a full ready-to-wear collection. Mr. Amhurst has been a full-time employee of Lot78 for the past five years. Mr. Amhurst started his career in the stock room at the Emporio Armani store in London, but rose through ranks of the company to end up running the wholesale division of all Armani products in the UK, where he was responsible for over $70 million worth of revenue. He has extensive contacts with some of the world’s leading buyers in the fashion industry, who have all supported him throughout the growth of the Lot78 brand. Mr. Amhurst has not been a director for any other company during the past five years.

ITEM 5.03            AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On January 31, 2013, the Company filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) with the Secretary of State of Nevada.  As a result of the Amendment, the Company has changed its name with the State of Nevada from Bold Energy, Inc. to Lot78, Inc. A copy of the Amendment was filed with the SEC on February 4, 2013 as Exhibit 3.01 to the Company’s Current Report on Form 8-K and is incorporated herein by reference.

Following the closing of the Share Exchange Agreement, the Company intends to change its current July 31 fiscal year end to September 30.

ITEM 8.01            OTHER EVENTS

On January 28, 2013, the Company filed a corporate action with FINRA to: (i) change the name of the Company name from Bold Energy, Inc. to Lot78, Inc. (the “Corporate Name Change”); and (ii) change the Company’s OTC trading symbol from BOLD to LOTE (the “Symbol Change”). The Corporate Name Change and Symbol Change were approved by the Company’s Board of Directors and the majority of the Company’s shareholders. Under Nevada corporation law, the consent of the Board of Directors and holders of a majority of the voting power is effective as director and shareholder approval. In accordance with the Securities Exchange Act of 1934, an Information Statement on Schedule 14F-1 pertaining to the Corporate Name Change and Symbol Change was mailed to our shareholders on January 24, 2013. The Corporate Name Change and Symbol Change became effective with FINRA as of February 7, 2013.

ITEM 9.01            FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

The audited consolidated financial statements of Anio Limited (Lot78) for the years ended September 30, 2012 and 2011 are filed hereto as Exhibit 99.01 and are incorporated herein by reference.

The unaudited interim financial statements of Anio Limited (Lot78) as of and for the three months ended December 31, 2012 are filed hereto as Exhibit 99.02 and are incorporated herein by reference.

(b) Pro forma Financial Information.

The unaudited pro forma consolidated financial statements of the Company and Anio Limited (Lot78) as of and for the three months ended December 31, 2012 are filed hereto as Exhibit 99.03 and are incorporated herein by reference.

(d) Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit	Filing
2.01	Share Exchange Agreement by and among the Company, the controlling stockholders of the Company, Anio Limited (Lot78), and the shareholders of Anio Limited (Lot78) dated November 12, 2012	Filed with the SEC on February 4, 2013 as part of our Current Report on Form 8-K.
3.01(a)	Articles of Incorporation	Filed with the SEC on September 9, 2008 as part of our Registration Statement on Form S-1.
3.01(b)	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on March 14, 2011	Filed with the SEC on December 20, 2012 as part of our Quarterly Report on Form 10-Q.
3.01(c)	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on January 31, 2013	Filed with the SEC on February 4, 2013 as part of our Current Report on Form 8-K.
3.02	Bylaws	Filed with the SEC on September 9, 2008 as part of our Registration Statement on Form S-1.
16.01	Letter to the SEC from De Joya, Griffith & Company LLC dated November 19, 2012	Filed with the SEC on November 19, 2012 as part of our Current Report on Form 8-K.
99.01	Audited Financial Statements for Anio Limited (Lot78) for the years ended September 30, 2012 and 2011	Filed herewith.
99.02	Unaudited Interim Financial Statements of Anio Limited (Lot78) as of and for the three months ended December 31, 2012	Filed herewith.
99.03	Pro Forma Consolidated Financial Statements of the Company and Anio Limited. (Lot78) as of and for the three months ended December 31, 2012	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOT78, INC.

Dated: April 4, 2013

By: Oliver Amhurst

Its: President and Chief Executive Officer